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                                                                   EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT

   This Employment Agreement dated as of January 1, 1999 (the "Agreement") by
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and between Citrix Systems, Inc., a Delaware corporation (the "Company"), and
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Roger W. Roberts (the "Employee").
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                                  WITNESSETH:

   WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company, to render services to the Company on the terms and subject to the conditions set forth in this Agreement;

   NOW, THEREFORE, in consideration of these premises and of the covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

   1.  Employment.  During the Term, the Company shall employ the Employee, and
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the Employee agrees to serve the Company, as its Employee Advisor upon the terms and conditions set forth in this Agreement.

   2.  Term.  Unless earlier terminated in accordance with this Agreement, the
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term of the Employee's employment under this Agreement (the "Term") shall
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commence as of January 1, 1999 and shall expire on December 31, 1999; provided,
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however, that upon expiration of the Term, at the discretion of the Chief
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Executive Officer of the Company (the "CEO") this Agreement may be extended for
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one or more additional terms by providing to the Employee written notice of such extension prior to the expiration of this Agreement.

   3.  Duties and Responsibilities.  (a)  During the Term, the Employee shall
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serve as Employee Advisor, providing transitional and advisory services to the
Company. In the performance of his responsibilities as Employee Advisor, the Employee shall be subject to all of the Company's policies, rules and regulations applicable to its employees and shall report directly to, and shall be subject to the direction and control of, the CEO and shall perform such duties commensurate with his position as shall be assigned to him by the CEO. In performing such duties, the Employee will be subject to and will substantially abide by, and will use reasonable efforts to cause employees of the Company to be subject to and substantially abide by, all policies and procedures developed by the Company.

       (b) During the Term, the Employee shall devote such amount of his business time, energies, skills and attention to the affairs and activities of the Company and any corporation, partnership or other entity controlled by the Company (each, a "Subsidiary") as are reasonably necessary to fulfill the
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responsibilities of this Agreement.  The Employee shall provide the services described in this Agreement to the Company and its Subsidiaries in a professional and diligent manner.

   4.  Compensation.  (a)  For all services rendered by the Employee under this
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Agreement, the Company shall pay or cause to be paid to the Employee, and the
Employee shall accept, the Base Salary and Bonus, if any (as such terms are hereinafter defined in this Section 4), all in accordance with and subject to the terms of this Agreement. For purposes of this Agreement, the term "Compensation" shall mean Base Salary and Bonus, if any.
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                        Employment Agreement -- Page 2

       (b) During the Term, the Company shall pay the Employee a base salary (the "Base Salary") at an annual rate of $120,000. The Base Salary shall be
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payable in installments in accordance with the Company's regular practices, as such practices may be modified from time to time, but in no event less often than monthly.

       (c) During the Term the Employee shall be eligible to earn an annual performance bonus of up to $80,000 (the "Bonus"), payable at the discretion of
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the CEO.

       (d) The Employee shall be entitled to reasonable periods of paid vacation, personal and sick leave during the Term in accordance with the Company's policies regarding such vacation and leaves; provided, however, that
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in no event shall the Employee be entitled to less than [four] weeks of vacation per year.

       (e) The Employee shall be eligible to participate in qualified retirement, deferred compensation, group medical, accident, disability, life and health benefit plans of the Company as may be provided by the Company from time to time to Company employees, subject to, and to the extent that, the Employee is eligible under such benefit plans in accordance with their respective terms. The Company shall pay the expenses associated with the Employee's participation in such benefit plans to the same extent the Company pays the expenses associated with participation by other employees.

   5.  Termination.  (a)  During the Term, the Company may terminate the
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employment of the Employee for "Cause."  For purposes of this Agreement, "Cause"
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means:  (a) the Employee's conviction of any crime (whether or not involving the
Company) which constitutes a felony in the jurisdiction involved; (b) any intentional act of theft, fraud or embezzlement by the Employee in connection with his work with the Company; (c) any violation of the non-competition agreement between the Company and the Employee; or (d) the Employee's continuing, repeated and willful failure or refusal to perform his duties and services under this Agreement (other than due to his incapacity due to illness or injury), provided that such failure or refusal continues uncorrected for a period of thirty (30) days after the Employee shall have received written notice from the Board stating with specificity the nature of such failure or refusal.

       (b) During the Term, the Company may terminate the Employee's employment at any time without Cause.

       (c) The Employee may voluntarily terminate his employment at any time by giving the Company at least 30 days' prior written notice; provided, however,
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that, at any time after receiving such written notice, the Company may terminate the Employee's employment on shorter notice or with no prior notice (which termination shall not be deemed a termination without Cause under this Agreement).

       (d)(i) If the Company terminates the Employee's employment pursuant to the provisions of Section 5(a) (for Cause) at any time, the Employee shall not be entitled to any Compensation or benefits for the periods following the date of such termination, other than Compensation and benefits required to be paid or provided by law and payment of the Employee's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements.

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                        Employment Agreement -- Page 3

          (ii) If the Company terminates the Employee's employment at any time pursuant to the provisions of Section 5(b) (without Cause), (A) the Company shall pay the Employee an aggregate amount equal to the Base Salary and Bonus, if any, that would have been earned by the Employee during the 90-day period following the date that notice of such termination was given and (B) the Company shall pay the Employee's normal post-termination benefits in accordance with the Company's retirement, insurance and other benefit plans and arrangements; provided, however, that the Company shall continue to provide the Employee
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coverage under its health benefit plans or arrangements until the 91st day following the date that notice of such termination was given.

          (iii) If the Employee voluntarily terminates his employment with the Company pursuant to the provisions of Section 5(c) for any reason, or dies or becomes disabled, the Employee shall not be entitled to receive any Compensation or benefits following the date of such termination, death or disability; provided, however, that, if the Employee shall become disabled, the Company
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shall continue to pay the Employee's Base Salary, and shall continue the
Employee's coverage under its health benefit plans or arrangements, for a period of up to 180 continuous days during any such period of disability.

   6.  Legal Fees and Expenses.   Each party shall pay or cause to be paid and
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shall be solely responsible for any and all attorneys' and related fees and expenses incurred by it in connection with this Agreement, including fees and expenses associated with any dispute arising with respect to this Agreement.

   7.  Miscellaneous.  (a)   This Agreement is a personal contract, and the
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rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated, except as otherwise expressly permitted by the provisions of this Agreement. Except as otherwise expressly provided herein, the Employee shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Employee shall be for the sole personal benefit of the Employee, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Employee; provided, however, that in the event of the Employee's
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death, the Employee's estate, legal representative or beneficiaries (as the case may be) shall have the right to receive all of the benefits that accrued to the Employee pursuant to, and in accordance with, the terms of this Agreement prior to the date of the Employee's death.

       (b) The Company shall have the right to assign this Agreement to any successor of substantially all of its business or assets, and any such successor shall be bound by all of the provisions hereof.

       (c) Any notice required or permitted to be given pursuant to this Agreement shall be in writing, and sent to the party for whom or which it is intended, at the address of such party set forth below, by registered or certified mail, return receipt requested, or at such other address as either party shall designate by notice to the other in the manner provided herein for giving notice.

   If to the Company:   Citrix Systems, Inc.
                        6400 N.W. 6th Way
                        Fort Lauderdale, Florida  33309
                        Attention:  Chief Executive Officer

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                        Employment Agreement -- Page 4

   If to the Employee:  Roger W. Roberts
                        2750 NE 23rd Street
                        Pompano Beach, Florida  33062

         (d) This Agreement may not be changed, amended, terminated or superseded orally, but only by an agreement in writing, nor may any of the provisions hereof be waived orally, but only by an instrument in writing, in any such case signed by the party against whom enforcement of any change, amendment, termination, waiver, modification, extension or discharge is sought.

         (e) Except as otherwise provided herein, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to the principles of conflict of laws thereof.

         (f) All descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (g) If any provision of this Agreement, or part thereof, is held to be unenforceable, the remainder of this Agreement and provision, as the case may be, shall nevertheless remain in full force and effect.

         (h) Each of the parties hereto shall, at any time and from time to time hereafter, upon the reasonable request of the other, take such further action and execute, acknowledge and deliver all such instruments of further assurance as necessary to carry out the provisions of this Agreement.

         (i) No representations or warranties of any kind or nature relating to the Company or its affiliates or their respective businesses, assets, liabilities, operations, future plans or prospects have been made by or on behalf of the Company to the Employee; nor have any representations or warranties of any kind or nature been made by the Employee to the Company.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                             CITRIX SYSTEMS, INC.


                             By:___________________________
                                Chief Executive Officer and President


                             ______________________________
                             Roger W. Roberts

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